UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On December 18, 2015, Newpark Resources, Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Third Amended and Restated Credit Agreement (the “First Amendment”) with a syndicate of lenders including JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo National Association, as Documentation Agent, and the lenders who are parties thereto.

The First Amendment amends certain provisions of the Third Amended and Restated Credit Agreement dated March 6, 2015 (the “Credit Agreement”) to, among other things:

(a)     Reduce the aggregate amount of the Total Commitments from $200.0 million to $150.0 million.

(b)     Reduce the aggregate amount of the L/C Commitment from $75.0 million to $65.0 million.

(c)     Amend the Applicable Pricing Grid to (i) increase the Applicable Margin on Eurodollar Loans and ABR Loans by 0.25% from previous levels if the Consolidated Leverage Ratio equals or exceeds 2.50x but is less than 3.25x, (ii) increase the Applicable Margin on Eurodollar Loans and ABR Loans by 0.50% from previous levels if the Consolidated Leverage Ratio equals or exceeds 3.25x, and (iii) increase the Commitment Fee Rate by 0.125% if the Consolidated Leverage Ratio equals or exceeds 2.50x. As amended, the Applicable Margin for ABR Loans under the credit facility is adjustable on a sliding scale from 0.75% to 2.25%, and the Applicable Margin for Eurodollar Loans is adjustable on a sliding scale from 1.75% to 3.25%, in each case based upon the Consolidated Leverage Ratio.

(d)     Amend the Consolidated Leverage Ratio covenant from 4.00 to 1.00 to be as follows as of the last day of the four quarter periods ending on the following dates:

Fiscal Quarter Ended	Consolidated Leverage Ratio
December 31, 2015	5.50 to 1.00
March 31, 2016	5.50 to 1.00
June 30, 2016	5.50 to 1.00
September 30, 2016	5.50 to 1.00
December 31, 2016	5.50 to 1.00
March 31, 2017	4.50 to 1.00
June 30, 2017 and the last day of each fiscal quarter thereafter	4.00 to 1.00

(e)     Amend the Senior Secured Leverage Ratio covenant from 3.00 to 1.00 to be as follows as of the last day of the four quarter periods ending on the following dates:

Fiscal Quarter Ended	Senior Secured Leverage Ratio
December 31, 2015	2.00 to 1.00
March 31, 2016	2.00 to 1.00
June 30, 2016	2.00 to 1.00
September 30, 2016	2.00 to 1.00
December 31, 2016	2.00 to 1.00
March 31, 2017	2.50 to 1.00
June 30, 2017 and the last day of each fiscal quarter thereafter	3.00 to 1.00

(f)     Require, as a condition precedent to any extension of credit, that the Company, after giving effect to any such extension of credit, be in compliance on a pro forma basis with the financial condition covenants as of the last day of the immediately preceding quarter for which financial statements have been delivered.

(g)     Include additional definitions and to amend certain existing definitions including the definition of Consolidated EBITDA to allow the Company to add back severance payments and non-cash costs and expenses relating to certain intercompany indebtedness relating to the Company’s subsidiary in Brazil, the total of such amounts not to exceed $10.0 million in the aggregate during the term of the Credit Agreement.

Some of the lending banks under the credit facility and their affiliates have in the past, are currently, and may from time to time in the future provide commercial banking, financial advisory, investment banking and other services to the Company.

All capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement, as amended by the First Amendment. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The press release issued by the Company on December 21, 2015 with respect to the entry into the First Amendment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated December 18, 2015, by and among Newpark Resources, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the lenders who are parties thereto.

	99.1	Press release dated December 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: December 21, 2015	By:	/s/ Gregg S. Piontek
Gregg S. Piontek, Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Third Amended and Restated Credit Agreement, dated December 18, 2015, by and among Newpark Resources, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Wells Fargo Bank, National Association, as Documentation Agent, and the lenders who are parties thereto.

99.1	Press release dated December 21, 2015.

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